EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:
John E. Shave
Vice President, Business Development and Corporate Communications
610.975.4952
SAFEGUARD SCIENTIFICS PARTNER COMPANY ADVANCED BIOHEALING
TO BE ACQUIRED BY SHIRE FOR $750 MILLION
Sale Expected to Generate More than 13x Cash-on-Cash Return and More than $140 Million in
Net Proceeds for Safeguard
Third Substantial Exit Transaction for Safeguard in Six Months
Wayne, PA, May 17, 2011 — Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced that life sciences partner company Advanced BioHealing, Inc. (ABH) has signed a definitive agreement to be acquired by Shire plc (LSE: SHP, NASDAQ: SHPGY).
Shire has agreed to pay $750 million, in cash, for ABH in a transaction that is expected to close late in the second quarter or early in the third quarter of 2011. It is anticipated that Safeguard will receive aggregate cash proceeds of more than $140 million in connection with the transaction, which represents a more than 13x cash-on-cash return. Five percent of such proceeds will be held in escrow pending the expiration of an escrow period expiring on March 31, 2012. The consummation of the transaction is subject to the expiration of the applicable waiting period under the Hart-Scott Rodino Act and the satisfaction of other standard closing conditions.
“Safeguard’s value-creation momentum continues to build with Shire’s acquisition of ABH, which represents our third substantial exit transaction in the past six months,” said Peter J. Boni, President and CEO of Safeguard Scientifics. “By adhering to a disciplined strategy, we have been able to support our partner companies financially and operationally to drive growth. Since we deployed capital in ABH in February 2007, the company increased revenues from a standstill to approximately $150 million in 2010. In addition, the company established robust commercial and scaled cell-based manufacturing infrastructures. We are proud of ABH’s success in building a premier regenerative medicine company.”
Headquartered in Westport, CT with additional facilities in La Jolla, CA and Nashville, TN, ABH manufactures and markets Dermagraft®, a bio-engineered living skin substitute that assists in restoring damaged tissue and supports the body’s natural healing process. Dermagraft is FDA approved to treat diabetic foot ulcers Dermagraft also is the focus of an ongoing pivotal trial to assess the product’s safety and efficacy in the promotion of healing venous leg ulcers.
“Diabetes is a growing epidemic not only in the United States but around the world,” said Gary J. Kurtzman, MD, Managing Director in the Life Sciences Group at Safeguard and Board Member at ABH. “ABH has transformed the way diabetic foot ulcers, a significant complication of diabetes, are being treated, while also offering a possibility to extend Dermagraft’s utility to other areas of wound healing. As a result of its tremendous progress and market penetration over the past few years, world leading specialty biopharmaceutical company, Shire, has taken notice. We are confident that Shire will continue ABH’s mission to ‘enable people with life-altering conditions to lead better lives’.”

ABH’s acquisition by Shire Pharmaceuticals represents Safeguard’s third substantial exit transaction in the past six months. In December 2010, Clarient was acquired by GE Healthcare for $587 million. Safeguard realized a total of more than $200 million in cash from the sale of its equity interests in Clarient between 2009 and 2010, representing the largest cash return in Safeguard’s history. In addition in December 2010, Avid Radiopharmaceuticals was acquired by Eli Lilly for an upfront payment of $300 million and up to $500 million in additional contingent payments based on Avid’s achievement of certain challenging regulatory and revenue milestones.
“This tremendous achievement could not have been realized without the support of our investors and commitment of our employees,” said Kevin Rakin, Chairman and Chief Executive Officer for ABH. “Four years ago, we started with a vision to transform the regenerative medicine marketplace. Today, we find ourselves embarking on an exciting chapter in our company’s history. We are revolutionizing the way diabetic foot ulcers are being treated and have other indications under review. Our goal is to improve the lives of our patients and their caregivers and believe that Shire is the perfect partner to augment this vision.”
About Safeguard Scientifics
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine, Specialty Pharmaceuticals and selected healthcare services, and technology companies in Internet / New Media, Financial Services IT, Healthcare IT and selected business services with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information, please visit our website at www.safeguard.com, our blog at blog.safeguard.com or you can follow us on Twitter at twitter.safeguard.com or on LinkedIn at linked.safeguard.com.
About Advanced BioHealing, Inc.
Advanced BioHealing develops and commercializes living cell-based therapies that repair damaged human tissue and enable the body to heal itself. ABH currently manufactures and markets Dermagraft®, a bio-engineered skin substitute that assists in restoring damaged tissue and supports the body’s natural healing process. Dermagraft is FDA approved to treat diabetic foot ulcers and is the focus of an ongoing pivotal trial to assess the product’s safety and efficacy in the promotion of healing venous leg ulcers. A privately held company, Advanced BioHealing maintains its corporate office in Westport, Conn. with additional sites in La Jolla, Calif. and Nashville, Tenn. To learn more about Advanced BioHealing, please visit the Company’s web site at www.ABH.com.
About Shire plc
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions. Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights. Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results. For further information on Shire, please visit the Company’s website: www.shire.com.
Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this news release.
# # #